UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/17/2013

OICco Acquisition I, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  333-162084

Delaware	27-0625383
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification Number)

4412 8th St. SW

Vero Beach, FL 32968

(Address of principal executive offices, including zip code)

(772) 584-3308

(Registrant’s telephone number, including area code)

______________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01.    Changes in Registrant's Certifying Accountant

(a)    Dismissal of Independent Registered Accounting Firm

On May 17, 2013, the Board of Directors of OICco Acquisition I, Inc.. (the "Company") terminated the engagement of Sam Kan & Company ("SKC") as the Company's independent registered accounting firm. This action effectively dismisses SKC as the Company's independent registered accounting firm for the fiscal year ending December 31, 2011.

SKC's reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report included an explanatory paragraph relating to an uncertainty as to the Company's ability to continue as a going concern. Furthermore, during the Company's two most recent fiscal years and through May 17, 2013, there have been no disagreements with SKC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to SKC's satisfaction, would have caused SKC to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such periods.

For the years ended December 31, 2011 and 2010 and through May17, 2013, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided SKC with a copy of the foregoing disclosure prior to its filing with the Securities and Exchange Commission (the "Commission") and requested that SKC furnish the Company a letter addressed to the Commission stating whether or not it agrees with the statements above and, if not, stating the respects in which it does not agree. A copy of SKC's letter to the Commission will be attached as an exhibit to an amendment to this current report on Form 8-K once the Company receives it from SKC.

(b)        Engagement of New Independent Registered Accounting Firm

On May17, 2013, the Company's Board of Directors appointed Malone Bailey LLP ("Malone Bailey") as the Company's new independent registered accounting firm. During the Company's two most recent fiscal years and through May 17, 2013, neither the Company nor anyone acting on the Company's behalf consulted Malone Bailey with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OICco Acquisition I, Inc

Date: May 31, 2013	By:	/s/ Miguel Dotres
Miguel Dotres
President